Void After 12:00 O'clock Midnight., Mountain Time, on December 2, 2000

                      WARRANT TO PURCHASE 225,000 COMMON SHARES

                                  U.S. ENERGY CORP.

               This is to Certify That, FOR VALUE RECEIVED, SUNRISE FINANCIAL GROUP of 135 East 57th Street, 11th Floor, New York, NY 10022 ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from U.S. ENERGY CORP. (the "Company"), a Wyoming corporation, at any time until 12:00 O'clock Midnight, Mountain Time, on December 2, 2000 ("Expiration Date"), 225,000 Common Shares of the Company at a price of $10.50 per share, the ("Purchase Price") during the period this Warrant is exercisable.

               (a) Exercise of Warrant. This Warrant may be exercised at any time or from time to time until the Expiration Date or if the Expiration Date is a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Purchase price for the number of shares specified in such Form. The Company agrees not to merge, reorganize or take any action that would terminate this Warrant unless provisions are made as part of such merger, reorganization or other action which would provide the holders of this Warrant with an equivalent of this Warrant as specified in Section (i) hereof; provided, however, that if reasonably required by the other party or parties to such merger, reorganization or other action, the Company may accelerate the Expiration Date to a date prior to such merger, reorganization or other action, provided further, however, that the Company shall give the Holder written notice of such acceleration at least 30 days prior to such accelerated Expiration Date. The Company agrees to provide notice to the Holder that any tender offer is being made for the Company's Common Shares no later than three business days after the day the Company becomes aware that any tender offer is being made for outstanding Common Shares of the Company. Upon receipt by the Company of this Warrant at the office of the Company or at the office of the Company's stock transfer agent, in proper form for exercise and accompanied by the Purchase Price, the Holder shall be deemed to be the holder of record of the Common Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such common Shares shall not then be actually delivered to the Holder.

               (b) Reservation of Shares. The Company agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of Common Shares as shall be required for issuance or delivery upon exercise of this Warrant.

               (c) Substitution or Replacement of Warrant. This Warrant may be divided or combined with up to ten other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the

          Holder hereof. Not withstanding the foregoing, this Warrant shall not be divided in such manner that there are, at any time that this Warrant is outstanding, more than ten Holders of this Warrant and any other Warrants that carry the same rights as this Warrant. The term "Warrant" as used herein includes any warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Subject to such right of indemnification, any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

               (d) Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the warrant and are not enforceable against the Company except to the extent set forth herein.

               (e) Notices to Holder. So long as this Warrant shall be outstanding and unexercised (i) if the Company shall pay any dividend or make any distribution upon the Common Shares or (ii) if the Company shall offer to the holders of Common Shares for subscription or purchase by them any shares of stock of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease, or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then, in any such case, the Company shall cause to be delivered to the Holder, at least 10 days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

               (f) Reclassification, Reorganization or Merger. Subject to the last sentence of this subsection (f), in case of any reclassification, capital reorganization or other change of outstanding Common Shares of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of Common Shares by way of dividend or other distribution or of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding Common Shares of the class issuable upon exercise of this Warrant) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property which the Holder would have received upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance had this Warrant been exercised prior to the consummation of such transaction. Any such provision shall include provision for adjustments which shall be nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (f) shall similarly apply to successive reclassifications, capital reorganizations and changes of common Shares and to successive consolidations, mergers, sales or conveyances. In the event the Company spins off a subsidiary by distributing to the shareholders of the Company as a dividend or otherwise the stock of the subsidiary, the Company shall reserve for the life of this Warrant, shares of the subsidiary to be delivered to the Holders of the Warrants upon exercise to the same extent as if they were owners of record of the Warrant Shares on the record date for payment of the shares of the subsidiary. The Holder shall not have the right to exercise this Warrant to purchase shares of any entity into which the Company may convey all or some of its uranium properties and/or uranium processing facilities, or any interests or rights in such properties or facilities, regardless of whether such properties, facilities, interest and right constitute all or substantially all of the assets of the Company and regardless of whether the shareholders of the Company were or will be granted the right to vote upon the approval of the conveyance thereof to any entity.

               (g)  Registration Under the Securities Act of 1933.

                    (1) Within 45 days after receipt of a written request by the then Holder(s) of the Warrant, provided the request is made after December 2, 1998 and before the expiration of this warrant, the Company will file, no more than once, a registration statement under the Securities Act of 1933, as amended, registering the Warrant Shares. The Company will use its best efforts to cause such registration statement to become effective.

                    (2) If at any time during the period commencing December 1, 1997, and ending December 1, 1998, the Company should file a registration statement (which term shall not include any registration statement filed on Forms S-8 or S-
               4) under the Securities Act of 1933, as amended (the "Act"), which relates to a current offering of securities of the Company (other than solely in exchange for properties, assets or stock of other individuals or corporations), such registration statement and the prospectus included therein shall also, at the written request to the Company from the Holder(s) of the Warrants, relate to, and meet the requirements of the Act with respect to any public offering of the Warrant Shares so as to permit the public sale thereof in compliance with the Act. The Company shall give notice to the Holder(s) of its intention to file a registration statement under the Act relating to a current offering of the aforesaid securities of the Company prior to the filing of such registration statement, and the written request provided for in the first sentence of this subsection shall be made by the Holder(s) to file such registration statement. Neither the delivery of such notice by the Company nor of such request by the Holder(s) shall in any way obligate the Company to file such registration statement and notwithstanding the filing of such registration statement, the Company may, at any time prior to the effective date thereof, determine not to proceed to effectiveness with such registration statement, without liability to the Holders(s). The Company shall pay all expenses (with the exception of any selling commissions relating to the sale of the Warrant Shares which shall be paid by the sellers thereof) of any such registration statement.

                    (3) In addition, the Company will cooperate with the then Holder(s) of the Warrant Shares in preparing and signing any registration statement, in addition to the registration statements discussed above, required in order to sell or transfer the Warrant Shares and will sign and supply all information required therefor.

                    (4) When, pursuant to subsection (1), (2), or (3) of this Section, the Company shall take any action to permit a public offering or sale or other distribution of the Warrant Shares, the Company shall:

                         (A) Supply  to  the selling Holder(s) two executed
                    copies of each registration statement and a reasonable number of copies of the preliminary, final and other prospectus in conformity with requirements of the Act and the Rules and Regulations promulgated thereunder and such other documents as the Holders shall reasonably request.

                         (B) Take all actions necessary to register or qualify for sale the Warrant Shares in up to one state selected by the Holder. The Company shall bear the complete cost and expense (other than any selling commissions relating to the sale of the Warrant Shares, which shall be paid by the seller thereof) of such registrations or qualifications except those filed under subsection (g)(3) which shall be at the Holder's cost and expense.

                         (C) Keep effective such registration statement until the first of the following events occur: (i) 12 months have elapsed after the effective date of such registration statement or (ii) all of the registered Warrant Shares issued by the Company either before or after the effective date of such registration statement has been publicly sold under such registration statement.

                    (5) The Holder(s) shall supply  such information as the
               Company may reasonably require from such Holder(s), or any underwriter for any of them, for inclusion in such registration statement or post effective amendment.

                    (6) The Company's agreements with respect to the Warrant Shares in this Section will continue in effect regardless of the exercise or surrender of this Warrant.

                    (7) If the Company registers the Warrants under (g)(2) above, solely to accommodate the registration of the Warrant Shares, the Holder(s) agree not to sell or otherwise transfer the Warrants pursuant to the Registration Statement for a period of 24 months after the effective date. Such lock-up shall not extend to the Warrant Shares purchased on exercise of the Warrants.

                    (8) Any notices or certificates  by  the Company to the
               Holder(s) and by the Holders(s) to the Company shall be deemed delivered if in writing and delivered personally or sent by certified mail, return receipt requested, to the Holder, addressed to him at his address as set forth on the Warrant or stockholder register of the Company, or, if the Holder has designated, by notice in writing to the company, any other address, to such other address, and, if to the Company, addressed to it at 877 North 8th West, Riverton, Wyoming 82501. The Company may change its address by written notice to the Holders.

               (h) Transfer to Comply with the Securities Act of 1933. The Company may cause the following legend, or one similar thereto, to be set forth on the Warrant and on each certificate representing Warrant Shares or any other security issued or issuable upon exercise of this Warrant not theretofore distributed to the public or sold to underwriters for distribution to the public pursuant to Section (g) hereof; unless legal counsel for the Company is of the opinion as to any such certificate that such legend, or one similar thereto, is unnecessary:

               "The securities represented by this certificate may not be offered for sales sold or otherwise transferred except pursuant to an effective registration statement made under the Securities Act of 1933 (the "Act") and under any applicable state securities law, or pursuant to an exemption from registration under the Act and under any applicable state securities law, the availability of which is to be established to the satisfaction of the Company."

               (i) Applicable Law. This Warrant shall be governed by, and construed in accordance with, the laws of the state of Wyoming.

          Dated as of January 9, 1998.


                                                  U.S. ENERGY CORP.


                                             By:      /s/ Keith G.  Larsen
                                                 ---------------------------
                                                  KEITH G. LARSEN, PRESIDENT

                                   ASSIGNMENT FORM

                                                   Dated: ____________, 19___

          FOR VALUE RECEIVED,

          hereby sells, assigns and transfers unto ___________________________

          Name:  _____________________________________________________________
                     (Please typewrite or print in block letters)

          Address:  __________________________________________________________

          the right to purchase the $.01 par value Common Shares represented by

          Assignor's Warrant to the extent of Common Shares of U.S. Energy Corp.

          (the "Company") as to which such right is exercisable.


          When  Assignee  exercises his or her Warrant, please complete the

          Purchase Form and return a copy of this Assignment to U.S. Energy

          Corp. at 877 North  8th  West, Riverton, WY 82501 with full power to transfer the same on the  books of the Company.  The signature on this Assignment Form and the  Purchase  Form  are  both  to be

          Medallion guaranteed.



                                             ASSIGNOR



                                             Signature:  ____________________

                                             Name: __________________________

                                             Title:  ________________________

          (MEDALLION GUARANTY)

                                    PURCHASE FORM


          To:  U.S. Energy Corp.
               877 North 8th West
               Riverton, WY 82501
                                            Dated:  ________________, 19___

          The undersigned hereby irrevocably elects to exercise the Warrant originally  issued  to  Sunrise  Financial  Group to the exten of purchasing ____________ shares of the $.01 par value Common Shares of U.S. Energy Corp. and hereby makes payment of $_____________ to

          U.S. Energy Corp. in payment of the actual Purchase Price thereof.


          INSTRUCTIONS FOR REGISTRATION OF SHARES

          Please register the shares in the following name(s):

          __________________________________________________________________

          __________________________________________________________________
                     (Please typewrite or print in block letters)





                                        ____________________________________
                                        Social Security Number or
                                        Federal ID Number

                                        ____________________________________

                                        ____________________________________
                                        Address


                                        ____________________________________

                                        ____________________________________
                                        Signature(s)
          (MEDALLION GUARANTY)